SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549


                                FORM 8-K


                             CURRENT REPORT



       Pursuant to Section 13 or 15(d) of the Securities Exchange

                               Act of 1934




    Date of Report June 5, 2003    Commission File Number 1-3647
       (Date of earliest event reported)



                             J.W. Mays, Inc.
         (Exact name of registrant as specified in its charter)


                      New York                         11-1059070
           (State or other jurisdiction           (I.R.S. Employer
                 of incorporation)                 Identification No.)


          9 Bond Street,  Brooklyn,  New York          11201-5805
        (Address of principal executive offices)       (Zip Code)


    (Registrant's telephone number, including area code) 718-624-7400


                                                 This Report Contains 4 Pages.

Item 9. Information Being Provided under Item 12 (Earnings Releases or Similar Announcements)



J. W. Mays, Inc. issued a press release on June 5, 2003 reporting its financial results for the three and nine months ended April 30, 2003. The press release reported revenues and net income for such three and nine month periods and provided comparisons to their respective comparable periods.

A copy of the press release is attached to this Form 8-K as Exhibit 99(i).

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         J. W. MAYS, INC.
                                                    ---------------------------
                                                           (Registrant)



Dated:  June 11, 2003                               By: Alex Slobodin
        -------------                               ---------------------------
                                                    Alex Slobodin
                                                    Executive Vice President
                                                    Principal Financial Officer

Press Release
                                                                  Exhibit 99(i)


                               J. W. MAYS, INC.
                             REPORTS ON OPERATIONS
          FOR THE THIRD QUARTER AND NINE MONTHS ENDED APRIL 30, 2003



J. W. Mays, Inc. today reported its financial results for the three and nine months ended April 30, 2003.

Revenues for the three months ended April 30, 2003 were $3,209,984 compared to revenues of $3,286,240, in the comparable 2002 three months, while revenues for the current nine months were $9,931,870 compared to revenues of $9,630,917 in the comparable 2002 nine months.

Net income for the three months ended April 30, 2003 was $146,021, or $.07 per share, compared to net income of $336,639, or $.17 per share, in the comparable 2002 three months.

Net income for the nine months ended April 30, 2003 was $813,629, or $.40 per share, compared to net income of $1,069,640, or $.53 per share, in the comparable 2002 nine months.


                                    *  *  *



Dated:   June 5, 2003